  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION  ON AUGUST 24, 1995



                                                REGISTRATION NO. 33-62067

==========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                              AMENDMENT NO. 1 TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                 U. S. BANCORP
             (Exact name of Registrant as specified in its charter)

               OREGON                               6711                         93-0571730
    (State or other jurisdiction         (Primary Standard Industrial         (I.R.S. Employer
  of incorporation or organization)          Classification Code)            Identification No.)

                 111 S.W. FIFTH AVENUE, PORTLAND, OREGON 97204
                                 (503) 275-6111
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            -------------------------

                             ROBERT D. GEDDES, ESQ.
                                 U. S. BANCORP
                 111 S.W. Fifth Avenue, Portland, Oregon 97204
                                 (503) 275-3178
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                            ------------------------

                                   Copies to:


         JOHN J. DeMOTT, ESQ.                    CRAIG M. WASSERMAN, ESQ.
         Miller, Nash, Wiener,                   Wachtell, Lipton,
           Hager & Carlsen                         Rosen & Katz
         111 S.W. Fifth Avenue, Suite 3500       51 West 52nd Street
         Portland, Oregon  97204                 New York, New York  10019





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West One Bancorp
August 23, 1995
Page 3


        (v) No gain or loss will be recognized by USB or West One solely as a result of the Merger.

        This opinion may not be applicable to West One stockholders who received their West One Common Stock pursuant to the exercise of employee stock options or otherwise as compensation or who are not citizens or residents of the United States.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form S-4 in respect of the shares of USB Common Stock to be issued in connection with the Merger, and to the reference to this opinion under the caption "Certain Federal Income Tax Consequences" and elsewhere in the Joint-Proxy Statement-Prospectus included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                              Very truly yours,


                              /s/ WACHTELL, LIPTON, ROSEN & KATZ